Exhibit 10.84

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective this 11th day of January, 2021 (the “Effective Date”), by and between MARQUIS INDUSTRIES, INC., a Georgia corporation (the “Company”), and Weston A. Godfrey, Jr., a resident of the State of Georgia (the “Executive”).

WHEREAS, the Company and the Executive are parties to the certain Employment Agreement dated effective January 22, 2018 (the “Employment Agreement”); and

WHEREAS, the parties desire to make certain acknowledgments and amend the terms of the Employment Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

2.Final Determination of EBITDA for Fiscal Year 2020.  The parties acknowledge and agree that for purposes of determining Executive’s Annual Bonus for the period commencing on October 1, 2019 and continuing until September 30, 2020 (the “Fiscal Year 2020 Bonus Period”), EBITDA for such period was $16,862,335.

3.Amendments to Employment Agreement.  The Employment Agreement is hereby amended as follows:

a.The “Minimum Annual Bonus” solely for the period commencing on October 1, 2020 and continuing until September 30, 2021 shall be $200,000.

b.The defined term “EBITDA Excess” shall be amended and restated to read in its entirety as follows:

“EBITDA Excess” means the actual amount of EBITDA in excess of Marquis' EBITDA for the immediately prior TTM period determined as follows: Marquis's actual EBITDA for the first two TTM periods shall be $10,750,000, and for the period commencing on October 1, 2020 and continuing until September 30, 2021 and each period thereafter, an amount equal to 80% of the previous TTM's EBITDA.

c.The following sentence shall be added at the end of the section captioned “3.  Salary, Benefits and Bonus Opportunities – Annual Bonus”:

“No Annual Bonus, if any shall have been earned, shall be paid unless and until written confirmation of the achievement of such Annual Bonus shall have been made by either the Chief Executive Officer or the Chief Financial Officer of Live Ventures Incorporated, a Nevada corporation and the parent of Marquis (“Live Ventures”).”

4.Release.  In consideration for the agreements set forth in this Amendment, Executive releases Marquis and its stockholders (including, but not limited to, Live Ventures), officers, directors, agents, attorneys, and employees (collectively, the “Released Parties”), from all claims, liabilities, obligations, judgments and expenses (including attorney’s fees) arising from the beginning of time through Executive’s execution of this Amendment with respect to any compensation owed by a Released Party to Executive during the Fiscal Year 2020 Bonus Period.  The full release of all claims contained in this Paragraph 4 is effective as soon as Executive has signed this Amendment.

5.Reference to Employment Agreement.  Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Employment Agreement, as amended by this Amendment

6.Effect of Amendment.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Employment Agreement, which shall remain in full force and effect.

7.Governing Law.  This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Georgia without regard to conflicts of law principles.

8.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

10.Further Assurances.  Each party agrees to take such further actions as the other shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

11.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.

12.Representations. Executive hereby represents and warrants to the Company that the execution and delivery of this Amendment, and the performance of his obligations hereunder, are not in violation of, and do not and will not conflict with or constitute a default under, any of the terms and provisions of any agreement or instrument to which Executive is subject; and that this Amendment has been duly executed and delivered by Executive and is a valid and binding obligation in accordance with its terms. It is important that Executive completely understands the terms and conditions in this Amendment. Executive expressly acknowledges and represents that: (i) Executive is competent to execute this Amendment; (ii) the Company has advised Executive to consult with an attorney before signing this Amendment; and (iii) Executive is executing this Amendment voluntarily.

13.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

MARQUIS INDUSTRIES, INC. By: _/s/ Tim Young________________________ Name: Tim Young Title: Chief Financial Officer
EXECUTIVE Signature:_______/s/ Weston A. Godfrey, Jr.____ Print Name: Weston A. Godfrey, Jr.